UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

SBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Executive Parkway, Suite 200 San Ramon, CA		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 355-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Approval of Director and Officer Bonus Plan

On September 21, 2006, the Board of Directors of SBE, Inc. (the “Company”) approved the Director and Officer Bonus Plan (the “Plan”) covering all the non-employee members of the Board of Directors and executive officers of the Company. The purpose of the Plan is to establish a bonus mechanism to provide incentive to executive officers and non-employee members of the Board of Directors of the Company to continue in the service of the Company. Participants under the Plan will be paid a bonus in cash or equity securities upon a triggering event, subject to certain limitations set forth in the Plan.

A triggering event means the first to occur of the following during the term of the Plan:

•
A merger, consolidation or similar transaction to which the Company is a party and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or

•
A sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

•
The Company consummates a sale of equity or debt securities resulting in at least $2 million in net proceeds (after deduction of any underwriting commissions, placement agent fees, attorneys’ fees and other transaction expenses, as determined by the Board in its sole discretion); or

•	There occurs any other event as the Board, in its sole discretion, determines constitutes a triggering event.

If the conditions set forth in the Plan are satisfied, each participant will be entitled to receive a bonus award from the Company upon a triggering event. For a triggering event that is a “Change in Control” or a “Qualifying Financing,” each participant in the Plan will receive an amount of cash or equity securities (as determined by the Board in its sole discretion) equal in value (as determined by the Board in its sole discretion) to the product of (A) the dollar amount set forth in the participant’s Participation Agreement and (B) (1) in the case of participants who are non-employee members of the Board, the number of months elapsed since July 31, 2006; or (2) in the case of participants who are executive officers of the Company, the number of Company pay periods that have elapsed since August 15, 2006.

The following table sets forth the executive officers of the Company that are participating in Director and Officer Bonus Plan. The current and new base salaries and the participation amount set forth in each executive officer’s Participant Agreement are as follows:

Name and Title	Bi-Weekly base salary before reduction	Bi-weekly base salary after reduction	Total dollar amount per Participant Agreement
Greg Yamamoto, Chief Executive Officer & President	$9,375	$5,833	$3,542
Leo Fang, Executive Vice President	$8,333	$5,833	$2,500
David Brunton, Chief Financial Officer	$7,500	$6,000	$1,500
Kirk Anderson, Vice President Operations	$6,875	$5,500	$1,375
Nelson Abal, Vice President Sales	$5,833	$5,250	$583

The following table sets forth the non-employee directors of the Company that are participating in Director and Officer Bonus Plan. The current and new Director’s fees and the participation amount set forth in each non-employee director’s Participant Agreement is as follows:

Name and Title	Monthly fees before reduction	Monthly fees after reduction	Total dollar amount per Participant Agreement
Ronald Ritchie, Chairman	$3,750	$0	$3,750
Marion M. Stuckey, Director	$2,500	$0	$2,500
John Reardon, Director	$2,500	$0	$2,500
William B. Heye, Jr., Director	$2,500	$0	$2,500
John D’Errico, Director	$2,500	$0	$2,500

The foregoing description of the Director and Officer Bonus Plan is not complete and is qualified in its entirety by reference to the Director and Officer Bonus Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

10.1	Director and Officer Bonus Plan, dated September 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 27, 2006

SBE, Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Director and Officer Bonus Plan, dated September 21, 2006.